Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-75455, 333-137974, and 333-146472) and in the related Prospectus of The Clorox Company, and

(2)	Registration Statements (Form S-8 Nos. 33-41131, including post effective amendments No. 1 and No. 2, 33-56565, 33-56563, 333-29375, 333-16969, 333-44675, 333-86783, 333-131487, 333-69455, and 333-90386) of The Clorox Company;

our reports dated August 23, 2007, except as to Note 21, as to which the date is February 22, 2008, with respect to the consolidated financial statements and schedule of The Clorox Company, The Clorox Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of The Clorox Company, included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Francisco, California

February 22, 2008